Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277373 on Form S-3ASR and Registration Statement Nos. 333-284970, 333-277354, 333-270048, 333-263039, 333-262490, 333-253140, 333-236847 and 333-235255 on Form S-8 of our reports dated February 11, 2026, relating to the consolidated financial statements of SiTime Corporation and the effectiveness of SiTime Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Jose, California
February 11, 2026